ANDERSEN ANDERSEN & STRONG, L.C.
Certified Public Accountants and Business Consultants
Member SEC Practice Section of the AICPA
                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098


Board of Directors
5TH  Digit  Technologies, LLC
Salt Lake City, Utah

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of 5TH Digit Technologies, LLC (development stage company) at December 31, 2000, and the results of operations, changes in members' equity, and cash flows for the period October 6, 2000 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 5TH Digit Technologies, LLC (development stage company) at December 31, 2000, and the results of operations, changes in members' equity, and cash flows for the period October 6, 2000 (date of inception) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the working capital to service its debt or for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5 . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah                            /s/ Andersen Andersen & Strong
January 29, 2001

                                    5TH DIGIT TECHNOLOGIES, LLC
                                    (Development Stage Company)

                                             BALANCE SHEET
                                            December 31, 2000
------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
   Cash                                                                                          $      79
    Account receivable - related party                                                               1,354
                                                                                                 ---------
       Total Current Assets                                                                          1,433
                                                                                                 ---------

EQUIPMENT - net of accumulated depreciation - Note 2                                                 6,132
                                                                                                 ---------

OTHER ASSETS
    Patents pending - net of amortization - Note 3                                                   2,941
                                                                                                 ---------

                                                                                                 $  10,506

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Note payable and accrued interest -  related party - Note 4                                  $ 100,280
     Accounts payable - related party                                                                8,204
                                                                                                 ---------
          Total Current Liabilities                                                                108,484
                                                                                                 ---------

MEMBERS' EQUITY - MANAGING MEMBER (deficiency)                                                     (97,978)
                                                                                                 ---------
                                                                                                 $  10,506

   The accompanying notes are an integral part of these financial statements.

                                   5TH DIGIT TECHNOLOGIES, LLC
                                   (Development Stage Company)

                                     STATEMENT OF OPERATIONS
                         For the Period October 6, 2000 (date of inception)
                                       to December 31, 2000
-------------------------------------------------------------------------------------------------------------
REVENUES                                                                                         $       -
                                                                                                 ---------
EXPENSES
   Research and development                                                                         30,076
   Administrative                                                                                   70,563
   Amortization - patent                                                                                 6
   Interest expense                                                                                    280
                                                                                                 ---------
                                                                                                   100,925

NET LOSS                                                                                         $(100,925)
                                                                                                 =========

   The accompanying notes are an integral part of these financial statements.

                                            5TH DIGIT TECHNOLOGIES, LLC
                                             (Development Stage Company)

                                       STATEMENT OF CHANGES IN MEMBERS' EQUITY
                                 For the Period October 6, 2000 (Date of Inception)
                                                  to December 31, 2000
----------------------------------------------------------------------------------------------------------------------------------

                                                                         Capital             Net Operating
                                                                       Contributed            Profit (Loss)               Total
                                                                       -----------            -------------               -----
Balance October 6,  2000 (date of inception)                            $      -                $        -             $        -

Assets contributed by member's                                             2,947                         -                  2,947

Net operating loss for the period October 6, 2000
  to December 31, 2000                                                         -                  (100,925)              (100,925)
                                                                        --------                ----------             ----------
Balance December 31, 2000                                               $  2,947                $ (100,925)            $  (97,978)
                                                                        ========                ==========             ==========

   The accompanying notes are an integral part of these financial statements.

                                       5TH DIGIT TECHNOLOGIES, LLC
                                      (Development Stage Company)

                                        STATEMENT OF CASH FLOWS
                        For the Period October 6, 2000 (Date of Inception)
                                         to December 31, 2000
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                                                        $ (100,925)

Adjustments to reconcile net loss to
  net cash provided by operating activities
       Change in account receivable                                                                 (1,354)
       Change in accounts payable                                                                    8,204
       Changes in  interest payable                                                                    280
       Amortization                                                                                      6
       Net Decrease in Cash From Operations                                                        (93,789)
                                                                                                ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of  office  equipment                                                                   (6,132)
                                                                                                ----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from note payable                                                                      100,000
                                                                                                ----------
           Net Increase in Cash                                                                         79

Cash at Beginning of Period                                                                              -
                                                                                                ----------
Cash at End of Period                                                                           $       79
                                                                                                ==========

   The accompanying notes are an integral part of these financial statements.

                           5TH DIGIT TECHNOLOGIES, LLC
                          (Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION

The Company was organized under the laws of the State of New York on October 6, 2000 as a limited liability company and has elected to be taxed as a corporation with a year ending of December 31, 2000.

On December 27, 2000 the original members of the Company sold and transferred their member interests in the Company to Videolocity International Inc., a corporation organized in the state of Nevada on May 26, 2000.

The Company was organized for the purpose of developing and marketing systems, products, and solutions for the delivery of video and other content to end users on demand.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Equipment

The equipment consists of office equipment and is depreciated over five years.

Income Taxes

On December 31, 2000 the Company had a net operating loss carryforward of $100,925. The tax benefit from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations and there has been a substantial change in the members.

The loss carryforward will expire in 2021.

Amortization  of Patent Costs

The patent costs are being amortized over their lives of seventeen years from the date of application.

Financial Instruments

The carrying amounts of financial instruments, including cash, and accounts payable, are considered by management to be their estimated fair values.

                           5TH DIGIT TECHNOLOGIES, LLC
                          (Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total members' equity.

Other Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.   PATENTS PENDING

The Company has three patent applications pending numbered 60/226,66575, 60/218,528, 60/233,447 and described as follows.

The "Set Top Box" is a network appliance based on open hardware and software methodologies, allowing for rapid development and deployment for different markets.

The "Webcaster" is a ruggedized computer capable of reliably transmitting multiple streams of internet video, whether in a studio application, or in demanding environments.

The "Enhanced Video Compression Method" describes a method of filtering a digitized video, much like a dedicated Time Base Corrector used on a broadcast signal for analog video.

4. NOTE PAYABLE - RELATED PARTY

The note payable is a demand, 9% interest bearing note due Videolocity International Inc., the sole member of the Company.

                           5TH DIGIT TECHNOLOGIES, LLC
                          (Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

5. GOING CONCERN

The Company will need additional working capital to service its debt and to be successful in its planned activity and therefore continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which they believe will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

6. RELATED PARTY TRANSACTIONS

All the of the business conducted by the Company have been between related parties

7. CONTINUING AND CONTINGENT LIABILITIES

On December 20, 2000 the Company completed an employment agreement starting January 5, 2001 and continuing for one year which provides for annual salaries of $223,000 for three related parties.

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